EXHIBIT 21.1
                                  ------------

                 SUBSIDIARY OF THE SMALL BUSINESS ISSUER




                     JURISDICTION OF  OTHER NAMES UNDER WHICH
NAME                 INCORPORATION    SUBSIDIARY DOES BUSINESS
-------------------  -------------    ------------------------

DynaSig Corporation  Arizona          NA